Exhibit 99.1

LKQ Corporation Announces Second Quarter 2009 Results

Chicago, IL, (July 30, 2009) – LKQ Corporation (NASDAQ: LKQX) today announced results for its second quarter ended June 30, 2009. Revenue for the second quarter of 2009 was $492.8 million, an increase of 1.7% from $484.4 million in the second quarter of 2008. Net income for the second quarter of 2009 was $28.9 million, as compared to $31.0 million in the second quarter of 2008. Diluted earnings per share was $0.20 for the second quarter of 2009, as compared to $0.22 for the same period of last year.

“All of the operating groups performed well during the quarter,” commented Joseph Holsten, President and Chief Executive Officer. “Our aftermarket and recycled product businesses realized strong revenue gains, aided in part by good inventory levels. The revenue growth greatly mitigated the effect of lower commodity prices on our operating income during the quarter. Miles-driven appears to have stabilized, with modest increases during April and May. However, we believe there still are signs of economic weakness that are impacting our business.”

For the second quarter of 2009, organic revenue declined by 3.3% as a result of the effect of lower commodity prices and fewer self service and crush-only vehicles on Other Revenue. Excluding the Other Revenue category, aftermarket and recycled product and service revenue was $446.6 million, an increase of 11.5% as compared to $400.6 million for the second quarter of 2008. Organic revenue growth, excluding Other Revenue, was 7.7% for the quarter, with relatively equal growth rates for the aftermarket, other new and refurbished products and the recycled products and services businesses.

On a six month year to date basis, revenue was $1.0 billion, an increase of 3.5% from $976.3 million for the same six month period of 2008. Net income for the first six months of 2009 was $61.2 million, as compared to $61.9 million for the first half of 2008. Diluted earnings per share was $0.43 for the first six months of 2009, as compared to $0.44 for the same six month period of 2008.

On a six month year to date basis, organic revenue declined by 1.9%; however, excluding Other Revenue, organic revenue growth was 6.3%.

“Recently, we acquired our sixth heavy-duty truck parts recycling business. Operating in Maryland from a nine acre recycling facility with a 77,000 square foot warehouse, the business provides us with significant efficiencies in both obtaining trucks under our national fleet acquisition programs and in the export of trucks and truck parts. While it had only $2.0 million of historical annual revenue, it provides a key presence near a port city along the eastern seaboard,” added Mr. Holsten.

Balance Sheet and Liquidity

As of June 30, 2009, LKQ’s balance sheet reflected cash and equivalents of $129.5 million as compared to $79.1 million as of December 31, 2008. Debt as of June 30, 2009 was $636.6 million as compared to $642.9 million at the end of 2008. Liquidity available under LKQ’s revolving credit agreement was $65.3 million at the end of the quarter.

Company Outlook

Organic revenue growth, excluding Other Revenue, is projected to grow at a rate of 6% to 8%. Excluding the impact of any restructuring expenses, LKQ anticipates full year 2009 net income will be in the range of $116.5 million to $124.0 million and diluted earnings per share will be in the range of $0.81 to $0.86.

Net cash provided by operating activities for 2009 is projected to be approximately $145 million. Capital expenditures related to property and equipment, excluding expenditures for acquiring businesses, are projected to be in the range of $71 million to $77 million. Maintenance or replacement capital expenditures are expected to be less than $15 million.

Weighted average diluted shares outstanding are anticipated to be approximately 144 million for 2009. Share numbers are estimates and will be affected by factors such as future stock issuances, the number of options exercised in subsequent periods, and changes in stock price.

Quarterly Conference Call

LKQ will host a conference call and audio webcast to discuss its second quarter 2009 financial results on Thursday, July 30, 2009 at 10:00 a.m. Eastern Time. To access the investor conference call, please dial (877) 551-8166. International access to the call may be obtained by dialing (201) 689-8789. The webcast can be accessed via the Company’s website at www.lkqcorp.com in the Investor Relations section.

A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter — account: #286; conference ID: #327947. An online replay of the webcast will be available on the Company’s website. Both forms of the replay of the conference call will be available until August 30, 2009. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket collision replacement products, recycled OEM products and refurbished OEM collision replacement products such as wheels, bumper covers and lights which are used to repair light vehicles. LKQ operates approximately 280 facilities offering its customers a broad range of replacement systems, components, and parts to repair automobiles and light, medium and heavy-duty trucks.

Forward Looking Statements

The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include:

•	uncertainty as to changes in U.S. general economic activity and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new OEM replacement parts;

•	the availability and cost of our inventory;

•	variations in vehicle accident rates;

•	changes in state or federal laws or regulations affecting our business;

•	changes in the types of replacement parts that insurance carriers will accept in the repair process;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our business, operations and infrastructure;

•	increasing competition in the automotive parts industry;

•	our ability to increase or maintain revenue and profitability at our facilities;

•	uncertainty as to our future profitability on a consolidated basis;

•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•	our ability to operate within the limitations imposed by financing arrangements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in fuel and other commodity prices;

•	fluctuations in the prices of scrap and other metals that could adversely affect our financial results;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to integrate and successfully operate acquired companies and any companies acquired in the future and the risks associated with these companies;

•	claims by original equipment manufacturers that attempt to restrict or eliminate the sale of aftermarket products;

•	decreases in the supply of end of life and crush only vehicles that we process and sell for scrap; and

•	other risks that are described in our Form 10-K filed February 27, 2009 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on the forward looking statements. We assume no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made except as required by law.

Contact:

Sarah Lewensohn

Director, Investor Relations

(312) 621-2793

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Income

( In thousands, except per share data )

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenue	$492,754	$484,392	$1,010,743	$976,300
Cost of goods sold	269,272	264,684	554,311	533,278

Gross margin	223,482	219,708	456,432	443,022
Facility and warehouse expenses	49,398	43,802	100,061	88,304
Distribution expenses	42,917	45,326	87,459	90,095
Selling, general and administrative expenses	67,087	61,759	134,198	125,862
Restructuring expenses	255	3,149	1,058	4,323
Depreciation and amortization	8,429	7,258	16,882	14,516

Operating income	55,396	58,414	116,774	119,922
Other expense (income):
Interest expense, net	7,725	8,411	15,305	18,712
Other income, net	(106)	(451)	(146)	(720)

Total other expense	7,619	7,960	15,159	17,992

Income before provision for income taxes	47,777	50,454	101,615	101,930

Provision for income taxes	18,920	19,465	40,454	40,063

Net income	$28,857	$30,989	$61,161	$61,867

Net income per share:
Basic	$0.21	$0.23	$0.44	$0.46

Diluted	$0.20	$0.22	$0.43	$0.44

Weighted average common shares outstanding:
Basic	140,223	135,287	140,009	134,922

Diluted	143,500	140,301	143,317	140,035

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Balance Sheets

(In thousands, except share and per share data)

	June 30, 2009	December 31, 2008
Assets

Current Assets:
Cash and equivalents	$129,468	$79,067
Receivables, net	138,813	148,422
Inventory	353,024	332,756
Deferred income taxes	20,713	19,644
Prepaid income taxes	4,995	21,164
Prepaid expenses	15,085	7,865

Total Current Assets	662,098	608,918

Property and Equipment, net	261,970	258,956
Intangibles	1,006,154	994,957
Other Assets	20,370	18,973

Total Assets	$1,950,592	$1,881,804

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$58,454	$65,411
Accrued expenses	78,645	75,135
Deferred revenue	6,011	4,733
Current portion of long-term obligations	26,743	21,934

Total Current Liabilities	169,853	167,213

Long-Term Obligations, Excluding Current Portion	609,824	620,940
Deferred Income Tax Liability	47,048	43,518
Other Noncurrent Liabilities	31,114	29,627

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 140,584,990 and 139,921,410 shares issued at June 30, 2009 and December 31, 2008, respectively	1,406	1,399
Additional paid-in capital	799,824	790,933
Retained earnings	303,099	241,938
Accumulated other comprehensive loss	(11,576)	(13,764)

Total Stockholders’ Equity	1,092,753	1,020,506

Total Liabilities and Stockholders’ Equity	$1,950,592	$1,881,804

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Cash Flows

( In thousands )

	Six Months Ended June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$61,161	$61,867
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,589	15,802
Stock-based compensation expense	3,578	2,715
Deferred income taxes	1,483	1,239
Excess tax benefit from share-based payment arrangements	(2,696)	(1,958)
Other adjustments	1,393	1,177
Changes in operating assets and liabilities, net of effects from purchase transactions:
Receivables	10,585	(11,919)
Inventory	(16,709)	(10,975)
Prepaid income taxes/income taxes payable	19,397	20,166
Accounts payable	(7,110)	(8,800)
Other operating assets and liabilities	(2,632)	(1,941)

Net cash provided by operating activities	87,039	67,373

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(18,584)	(26,404)
Proceeds from disposal of assets	839	217
Cash used in acquisitions	(15,952)	(4,418)

Net cash used in investing activities	(33,697)	(30,605)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,744	1,408
Excess tax benefit from share-based payment arrangements	2,696	1,958
Debt issuance costs	—	(219)
Borrowings under line of credit	2,310	—
Repayments of long-term debt	(11,160)	(10,026)

Net cash used in financing activities	(3,410)	(6,879)

Effect of exchange rate changes on cash and equivalents	469	(68)

Net increase in cash and equivalents	50,401	29,821

Cash and equivalents, beginning of period	79,067	74,241

Cash and equivalents, end of period	$129,468	$104,062

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

( In thousands, except per share data )

	Three Months Ended June 30,
Operating Highlights	2009		2008
		% of Revenue		% of Revenue	Change	% Change
Revenue	$492,754	100.0%	$484,392	100.0%	$8,362	1.7%
Cost of goods sold	269,272	54.6%	264,684	54.6%	4,588	1.7%

Gross margin	223,482	45.4%	219,708	45.4%	3,774	1.7%
Facility and warehouse expenses	49,398	10.0%	43,802	9.0%	5,596	12.8%
Distribution expenses	42,917	8.7%	45,326	9.4%	(2,409)	-5.3%
Selling, general and administrative expenses	67,087	13.6%	61,759	12.7%	5,328	8.6%
Restructuring expenses	255	0.1%	3,149	0.7%	(2,894)	-91.9%
Depreciation and amortization	8,429	1.7%	7,258	1.5%	1,171	16.1%

Operating income	55,396	11.2%	58,414	12.1%	(3,018)	-5.2%

Other expense (income):
Interest expense, net	7,725	1.6%	8,411	1.7%	(686)	-8.2%
Other income, net	(106)	0.0%	(451)	-0.1%	345	-76.5%

Total other expense	7,619	1.5%	7,960	1.6%	(341)	-4.3%

Income before provision for income taxes	47,777	9.7%	50,454	10.4%	(2,677)	-5.3%
Provision for income taxes	18,920	3.8%	19,465	4.0%	(545)	-2.8%

Net income	$28,857	5.9%	$30,989	6.4%	$(2,132)	-6.9%

Net income per share:
Basic	$0.21		$0.23		$(0.02)	-8.7%

Diluted	$0.20		$0.22		$(0.02)	-9.1%

Weighted average common shares outstanding:
Basic	140,223		135,287		4,936	3.6%

Diluted	143,500		140,301		3,199	2.3%

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

( In thousands, except per share data )

	Six Months Ended June 30,
Operating Highlights	2009		2008
		% of Revenue		% of Revenue	Change	% Change
Revenue	$1,010,743	100.0%	$976,300	100.0%	$34,443	3.5%
Cost of goods sold	554,311	54.8%	533,278	54.6%	21,033	3.9%

Gross margin	456,432	45.2%	443,022	45.4%	13,410	3.0%
Facility and warehouse expenses	100,061	9.9%	88,304	9.0%	11,757	13.3%
Distribution expenses	87,459	8.7%	90,095	9.2%	(2,636)	-2.9%
Selling, general and administrative expenses	134,198	13.3%	125,862	12.9%	8,336	6.6%
Restructuring expenses	1,058	0.1%	4,323	0.4%	(3,265)	-75.5%
Depreciation and amortization	16,882	1.7%	14,516	1.5%	2,366	16.3%

Operating income	116,774	11.6%	119,922	12.3%	(3,148)	-2.6%

Other expense (income):
Interest expense, net	15,305	1.5%	18,712	1.9%	(3,407)	-18.2%
Other income, net	(146)	0.0%	(720)	-0.1%	574	-79.7%

Total other expense	15,159	1.5%	17,992	1.8%	(2,833)	-15.7%

Income before provision for income taxes	101,615	10.1%	101,930	10.4%	(315)	-0.3%
Provision for income taxes	40,454	4.0%	40,063	4.1%	391	1.0%

Net income	$61,161	6.1%	$61,867	6.3%	$(706)	-1.1%

Net income per share:
Basic	$0.44		$0.46		$(0.02)	-4.3%

Diluted	$0.43		$0.44		$(0.01)	-2.3%

Weighted average common shares outstanding:
Basic	140,009		134,922		5,087	3.8%

Diluted	143,317		140,035		3,282	2.3%

The following unaudited table reconciles EBITDA to net income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(In thousands)
Net income	$28,857	$30,989	$61,161	$61,867
Depreciation and amortization	9,298	7,927	18,589	15,802
Interest expense, net	7,725	8,411	15,305	18,712
Provision for income taxes	18,920	19,465	40,454	40,063

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$64,800	$66,792	$135,509	$136,444

EBITDA as a percentage of revenue	13.2%	13.8%	13.4%	14.0%

We have typically provided a reconciliation of Net income to EBITDA as we believe it provides investors, security analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by security analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results.

The following unaudited table compares certain revenue categories:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(In thousands)		(In thousands)
Included in Consolidated Income Statements of LKQ Corporation

Recycled and related products and services	$185,895	$159,425	$373,467	$314,287
Aftermarket, other new and refurbished products	260,686	241,211	542,389	516,290
Other	46,173	83,756	94,887	145,723

	$492,754	$484,392	$1,010,743	$976,300